EXHIBIT 10.2

                            Exhibit A


            Certificate of Designations, Preferences
                  and Rights of Payable in Kind
                      Cumulative Redeemable
              Convertible Preferred Stock, Series B

                               OF

                  Vanguard Health Systems, Inc.

     Pursuant to Section 151 of the General Corporation Law
                    of the State of Delaware


     We, the undersigned, Joseph D. Moore, Executive Vice President, and Ronald P. Soltman, Secretary, of Vanguard Health Systems, Inc., a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

     RESOLVED, that, pursuant to Article Fourth of the Amended and Restated Certificate of Incorporation, as amended (which authorizes 150,000 shares of preferred stock, $.01 par value (the "Preferred Stock")), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

     RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

     1.   Number and Designation.  30,000 shares of the Preferred
Stock of the Corporation shall be designated as Payable In Kind
Cumulative Redeemable Convertible Preferred Stock, Series B (the
"PIK Preferred Stock").

     2. Rank. (a) The PIK Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes or series of the Corporation's common stock, $.01 par value (the "Common Stock"). All equity securities of the Corporation to which the PIK Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the PIK Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution winding up or otherwise) are collectively referred to herein as the "Parity Securities." All shares of any series of Preferred Stock of the Corporation to which the PIK Preferred Stock ranks junior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) are collectively referred to herein as the "Senior Securities." The respective definitions of Junior Securities, Parity Securities and Senior

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Securities shall also include any rights or options
exercisable for or convertible into any of the Junior Securities, Parity Securities and Senior Securities, as the case may be. Subject to paragraph (b) of Section 7, the PIK Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities.

          (b) The PIK Preferred Stock shall be Parity Securities (with respect to dividends and upon liquidation, dissolution or winding up of the Corporation) in respect of the Corporation's 20,000 shares of Payable In Kind Cumulative Redeemable Convertible Preferred Stock (plus additional preferred shares issued in kind as dividends thereon) created by the Corporation's Certificate of Designations, Preferences and Rights of Payable In Kind Cumulative Redeemable Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on January 31, 2001 (the "Series A PIK Preferred Stock").

     3. Dividends. (a) The holders of shares of PIK Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the annual rate of $62.50 per share. Such dividends shall be payable in arrears annually on [Payment Date] of each year for the fiscal period [Closing Date] through [Yearend Date] (unless [Payment Date] in any year is not a business day, in which event on the next succeeding business day) (each of such dates being a "Dividend Payment Date" and each such annual period ending on [Yearend Date] in each year commencing [Yearend Date], 2003 being a "Dividend Period"). Such dividends shall be cumulative from the date of issue, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the PIK Preferred Stock, as they appear on the stock records of the Corporation at the close of business on [Record Date] in each such year. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. Any dividend payments made with respect to PIK Preferred Stock shall be made in cash; provided that, notwithstanding anything to the contrary set forth herein, during any Dividend Period prior to the Dividend Period ending [Yearend Date], 2010 (the "Pay in Kind Period"), such dividend payments may be made, in the sole discretion of the Corporation, in lieu of the payment in whole or in part of dividends in cash, by issuing additional fully paid, duly authorized, validly issued and nonassessable shares of PIK Preferred Stock at the rate of 0.0625 shares of PIK Preferred Stock for each $62.50 of such dividend not paid in cash, and the issuance of such additional shares shall constitute full payment of such dividend; provided further that the Pay in Kind Period shall immediately terminate upon the Corporation's payment of a cash dividend upon any share of its capital stock other than cash dividends paid upon shares of Series A PIK Preferred Stock for dividend periods ending on and after January 31, 2008.

          (b) The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the PIK Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of PIK Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the PIK Preferred Stock. No interest,

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or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the PIK Preferred Stock that may be in arrears.

          (c) Notwithstanding anything contained herein to the contrary, no cash dividends on shares of PIK Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any financing or working capital agreement of the Corporation specifically prohibit such declaration, payment or setting apart for payment or if such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder or if such declaration, payment or setting apart for payment would, upon the giving of notice or passage of time or both, constitute such a breach or default; provided that subject to applicable law, if any cash dividends are prohibited in whole or in part during the Pay In Kind Period, the Corporation may, to the extent payment in cash of such dividends is not made, pay such dividends in shares of PIK Preferred Stock in accordance with paragraph (a) of this Section 3; and provided further that nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare or the Corporation to pay or set apart for payment any dividends on shares of the PIK Preferred Stock at any time, whether permitted by any of such agreements or not.

          (d) So long as any shares of the PIK Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the PIK Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Parity Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the PIK Preferred Stock and all dividends declared upon any other class or series of stock ranking on a parity as to dividends and amounts distributable upon liquidation, dissolution or winding up shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the PIK Preferred Stock and accumulated and unpaid on such Parity Securities. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the PIK Preferred Stock or any other Parity Securities which may be in arrears.

          (e) (i) Holders of shares of the PIK Preferred Stock shall be entitled to receive the dividends provided for in paragraph (a) of this Section 3 in preference to and in priority over any dividends upon any of the Junior Securities.

              (ii) The Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of or set apart for payment money for a sinking or other similar fund for the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options, exercisable for or convertible into any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or

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     other entity directly or indirectly
     controlled by the Corporation to purchase or redeem any of the Junior Securities so long as any shares of the PIK Preferred Stock are outstanding, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends on shares of the PIK Preferred Stock not paid on the dates provided for in paragraph (a) of this Section 3 shall have been or be paid or set apart for payment.

          (f)  Subject to the foregoing provisions of this
Section 3 and applicable law, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends on any of the Junior Securities or Parity Securities, may make any payment on account of or set apart for payment money for a sinking fund or other similar fund for the purchase, redemption or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights, calls or options, exercisable for or convertible into any of the Junior Securities or Parity Securities, and may make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, and may purchase or otherwise redeem any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities, and the holders of the shares of the PIK Preferred Stock shall not be entitled to share therein; provided, however, the holders of the PIK Preferred Stock shall receive written notice at least 20 business days in advance of any record date to be set with respect to any such dividend or other distribution on Junior Securities.

     4. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of PIK Preferred Stock shall be entitled to receive $1,000 per share of PIK Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment; provided, however, the holders of the PIK Preferred Stock shall receive written notice at least 20 business days in advance of any record date to be set with respect to any such dividend or other distribution on Junior Securities. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of PIK Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of PIK Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of PIK Preferred Stock and any such other stock if all amounts payable thereon were paid in full. Notwithstanding anything else in this Certificate of Designations, a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation shall not be deemed to have occurred upon (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, whether of the Corporation with or into any other corporation or corporations or of any other corporation or corporations with or into the Corporation; or (ii) a sale of all or substantially all of the assets of the Corporation.

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          (b)  Subject to the rights of the holders of any Parity
Securities, after payment shall have been made in full to the holders of the PIK Preferred Stock, as provided in paragraph (a) of this Section 4, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the PIK Preferred Stock shall not be entitled to share therein.

     5. Redemption. (a) The Corporation shall not have the option to redeem any shares of PIK Preferred Stock prior to __________ 1, 2007. On and after __________ 1, 2007, to the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of PIK Preferred Stock, at any time in whole or from time to time in part, at the following redemption prices per share, together with accrued and unpaid dividends thereon to the date fixed for redemption, without interest, if redeemed during the twelve-month period beginning on __________ 1 of the years indicated below:

      If Redeemed During the
      12-Month Period Commencing       Redemption Price Per Share

      __________ 1, 2007               $1,030

      __________ 1, 2008               $1,020

      __________ 1, 2009               $1,010

      __________ 1, 2010 and           $1,000
      thereafter

          (b) To the extent the Corporation shall have funds legally available for payment, the Corporation shall redeem all outstanding shares of PIK Preferred Stock upon the earliest to occur of the following dates:

               (i)  January 31, 2015; and

               (ii) no later than 90 days after there shall have been a Change in Control of the Corporation, subject to the prior payment of Vanguard's 9.75% Senior Subordinated Notes due 2011 (the "Public Notes") and all other applicable Senior Indebtedness (as such term is defined in the indenture relating to the Public Notes).

Such shares shall be redeemed at a redemption price of $1,000 per share, together with accrued and unpaid dividends thereon to the redemption date, without interest.

          (c) Shares of PIK Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and

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

reacquired shares of PIK Preferred Stock shall be reissued or sold as PIK Preferred Stock unless reissued as a stock or pay in kind dividend on shares of PIK Preferred Stock.

          (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of PIK Preferred
Stock pursuant to paragraph (b) of this Section 5 (the "Mandatory
Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the PIK
Preferred Stock shall not be fully discharged, the Corporation shall not (i) declare or pay any dividends or make any distribution on or, directly or indirectly, purchase, redeem or discharge any mandatory redemption, sinking fund or other similar obligation in respect of any Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with PIK Preferred Stock) or (ii) declare or pay any dividend or make any distributions on, or, directly or indirectly, purchase, redeem or satisfy any such mandatory redemption, sinking fund or other similar obligation in respect of the Junior Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities.

          (e) Notwithstanding the foregoing provisions of this Section 5, unless the full cumulative dividends on all outstanding shares of PIK Preferred Stock shall have been paid or contemporaneously are declared and payable for all past and current dividend periods, none of the shares of PIK Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of PIK Preferred Stock are redeemed pro rata.

          (f) For purposes of this Certificate of Designations, a Change in Control of the Corporation shall have occurred if:

               (i)  the consummation of any transaction,
          including, without limitation, any merger or consolidation, the result of which is that any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than (A) any of the officers of the Corporation on __________ 1, 2002 holding the office of Executive Vice President or a higher office or (B) Morgan Stanley Capital Partners III, L.P., MSCP III 892 Investors, L.P., Morgan Stanley Capital Investors, L.P., Morgan Stanley Dean Witter Capital Partners IV, L.P., MSDW IV 892 Investors, L.P. and Morgan Stanley Dean Witter Capital Investors IV, L.P., or any other merchant banking or similar fund under common control with any of the aforementioned entities (such Persons defined in the foregoing clauses (A) and (B) being referred to hereinafter as "Existing Shareholders"), becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of shares of capital stock of any class or kind ordinarily having the power to vote for the election of directors of the Corporation representing more than 50% of the total voting power of all such shares of capital stock on a fully diluted basis;

               (ii) the direct or indirect sale, transfer, conveyance or other disposition, not including a merger or consolidation, in one or a series of related transactions,

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          of all or substantially all of the
          properties or assets of the Corporation and its subsidiaries taken as a whole to any "person" or "group" (as those terms are defined in clause (i) above), other than to the Existing Stockholders;

               (iii)     the adoption of a plan relating to the
          liquidation or dissolution of the Corporation; or

               (iv) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors (a) appointed or nominated by one or more Existing Stockholders or (b) whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Corporation's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on __________ 1, 2002 or whose election or nomination for election was previously so approved) cease for any reason during such period to constitute a majority of the members of the Board of Directors then in office.

     6. Procedure for Redemption. (a) In the event the Corporation shall redeem shares of PIK Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of PIK Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the amount of shares of PIK Preferred Stock that are being redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. In the event that fewer than all the outstanding shares of PIK Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata, except that in any redemption of fewer than all the outstanding shares of PIK Preferred Stock, the Corporation may redeem all shares held by any holders of a number of shares not to exceed 100 as may be specified by the Corporation.

          (b) Notice having been mailed as aforesaid, from and after the redemption date (provided that on or prior to the redemption date the Corporation shall have irrevocably deposited funds for such redemption in trust for the holders of PIK Preferred Stock), dividends on the shares of PIK Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and shall not be reissued as shares of PIK Preferred Stock unless reissued as a stock dividend on shares of PIK Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said

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notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed by the Corporation at the redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     7. Voting Rights. (a) The holders of record of shares of PIK Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph 7 or as otherwise provided by law.

          (b) (i) If at any time or times dividends payable (whether in cash or shares of PIK Preferred Stock) on PIK Preferred Stock shall be in arrears and unpaid in an amount equal to two full annual dividends (whether or not consecutive) or if the Corporation shall have failed to discharge its Mandatory Redemption Obligation, then the number of directors constituting the Board of Directors, without further action, shall be increased by two and the holders of PIK Preferred Stock shall have the exclusive right, voting separately as a class, to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors.

               (ii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of PIK Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the holders of PIK Preferred Stock. Such voting right shall continue until such time as all accrued dividends accumulated on the PIK Preferred Stock shall have been paid in full, or the Corporation has fulfilled its Mandatory Redemption Obligation, as the case may be, at which time such voting right of the holders of PIK Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent failure of the Corporation of the character described above.

               (iii) At any time when such voting right shall have vested in the holders of PIK Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of any holder of record of PIK Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of PIK Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation or if the request is delivered by the holder of more than a majority of the outstanding PIK Preferred Stock, then at the location within the U.S. reasonably designated by the requesting holder. If such meeting shall not be called by the proper officer of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered

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	  mail, addressed to the Secretary of the Corporation at
          its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of PIK Preferred Stock then outstanding may designate in writing a holder of PIK Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph (b)(iii) of this Section 7. Any holder of PIK Preferred Stock which would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of holders of PIK Preferred Stock to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

               (iv) At any meeting held for the purpose of electing directors at which the holders of PIK Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of at least a majority of the then outstanding shares of PIK Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of PIK Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such class and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of PIK Preferred Stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the elections of directors which the holders of such class are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

               (v) The term of office of all directors elected by the holders of PIK Preferred Stock pursuant to paragraph (b)(i) of this
          Section 7 in office at any time when the aforesaid voting rights are vested in the holders of PIK Preferred Stock shall terminate upon the election of their successors at any meeting of holders of PIK Preferred Stock for the purpose of electing directors.
          Upon any termination of the aforesaid voting rights in accordance with paragraph (b)(ii) of this Section 7, the term of office of all directors elected by the holders of PIK Preferred Stock pursuant to paragraph (b)(i) of this Section 7 then in office shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors, shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to paragraph (b)(i) of this
          Section 7 in case of the future right of holders of PIK Preferred Stock to elect directors as provided herein.

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               (vi) In case of any vacancy occurring among the directors so elected, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If both directors so elected by the holders of PIK Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of PIK Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect successors to hold office for the unexpired terms of such directors whose places shall be vacant.

  	  (c) Without the written consent of a majority of the outstanding shares of PIK Preferred Stock or the vote of holders of a majority of the outstanding shares of PIK Preferred Stock at a meeting of the holders of PIK Preferred Stock called for such purpose, the Corporation will not authorize the issuance of any Senior Securities or any securities exchangeable or convertible into any Senior Securities or amend, alter or repeal any provision of this Certificate of Designations (by merger or otherwise) so as to materially and adversely affect the preferences, rights or powers of the PIK Preferred Stock. No other series of the Corporation's preferred stock shall have the right to vote with the PIK Preferred Stock as a single class on any matter.

          (d) (i) The creation, authorization or issuance of any shares of any Junior Securities or Parity Securities, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any Junior Securities or Parity Securities, (ii) the creation of any indebtedness of any kind of the Corporation, or (iii) the increase or decrease in the amount of authorized capital stock of any class (including the Preferred Stock, but excluding the PIK Preferred Stock) or any increase, decrease or change in the par value of any such class other than the Preferred Stock, shall not require the consent of the holders of PIK Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges and voting rights of shares of PIK Preferred Stock.

          (e)  In exercising the voting rights set forth in this
Section 7, each share of PIK Preferred Stock shall have one vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of PIK Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

     8. Reports. So long as any of the PIK Preferred Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange
Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

     9. Conversion Rights. The holders of the PIK Preferred Stock shall be subject to the following with respect to the conversion of the PIK Preferred Stock into shares of Common Stock (the
"Conversion Rights"):

          (a)  Conversion.

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

               (i) Each holder of PIK Preferred Stock is entitled, at such holder's option, at any time on or before the close of business on the business day prior to __________ 30, 2017, or in case the PIK Preferred Stock or a portion thereof is called for redemption or the holder thereof has exercised the holder's right to require the Corporation to repurchase his shares of PIK Preferred Stock or such portion thereof, then in respect of such shares until and including, but (unless the Corporation defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the business day prior to the redemption date or such repurchase date, as the case may be, to convert such holder's shares of PIK Preferred Stock into fully paid and nonassessable shares of Common Stock of the Corporation at the Conversion Rate of shares of Common Stock of the Corporation which is set forth in Section 11(b) below, by surrender of his shares of PIK Preferred Stock, duly endorsed or assigned to the Corporation or in blank, to the Corporation or any transfer agent for the PIK Preferred Stock.

               (ii) The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of PIK Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.
          Upon the conversion of the PIK Preferred Stock, the holders of PIK Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the PIK Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of PIK Preferred
          Stock surrendered were convertible on the date on which such conversion occurred.

               (iii) Notwithstanding anything to the contrary set forth herein, as a condition to the Corporation's obligation to issue to each holder of PIK Preferred a certificate or certificates for the number of shares of Common Stock to which such holder is entitled, each such holder (by acceptance of any certificate for shares of PIK Preferred Stock) agrees, in connection with the Corporation's Qualifying IPO (as defined in this clause (iii) below), to enter into a written agreement not to effect any public sale or distribution of any shares of Common Stock issuable to such holder, if and to the extent requested by the managing underwriter for the Qualifying IPO as to the PIK Preferred Stock and substantially all Parity Securities and Junior Securities during the 14 days prior to, and during an up to 180-day period beginning on, the effective date of the registration statement relating to the Qualifying IPO without the written consent of such managing underwriter; provided that each such holder has received written notice of such registration at least 5 business days prior to the anticipated beginning of the 14-day period referred to above. The term "Qualifying IPO" means a firmly

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

	  underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sales of shares of Common Stock for the account of the Corporation in which the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are not less than $50,000,000.

          (b) Conversion Rate. The Conversion Rate shall be 0.2857142 shares of Common Stock for each share of PIK Preferred Stock. In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (c) Mechanics of Conversion. Each holder of PIK Preferred Stock who wishes to convert his shares of PIK Preferred Stock into shares of Common Stock pursuant to this Section 9 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the PIK
Preferred Stock. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or in additional shares of Common Stock, any declared and unpaid dividends on the shares of PIK Preferred Stock being converted.

          (d) Fractional Shares. At the option of the Corporation, no fractional shares of Common Stock shall be issued upon conversion of PIK Preferred Stock and all shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of PIK Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation may at its option, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Current Market
Price (as defined below) of the Common Stock.  "Current Market
Price" means, in the event the Common Stock is publicly traded, the average of the daily closing prices per share of Common Stock for 30 consecutive trading days ending no more than 15 business days before the conversion date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such period). The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by NASDAQ, if the Common Stock is traded over-the-counter and quoted in the National Market System, or if the Common Stock is so traded, but not so quoted, the average of the closing bid and asked prices of the Common Stock as reported by

NASDAQ or any comparable system or, if the Common Stock is not listed on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per share of Common Stock shall be deemed to be the fair value as determined by the Board of Directors, irrespective of any accounting treatment.

          (e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the PIK Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the PIK Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the PIK Preferred Stock, the Corporation with take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (f) Notices. Any notice to a holder of shares of PIK Preferred Stock pursuant to the provisions of this Section 9 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient;
if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

     10. Offer to Purchase in Connection with Asset Sales. (a) If, as of the last day of any calendar month, the Corporation has Excess Proceeds (as defined below) not theretofore subject to an Offer to Purchase pursuant to this Section 10 totaling at least
$10 million, the Corporation must commence, not later than 30 days after such date, and consummate an Offer to Purchase from the holder of the PIK Preferred Stock (and if required by the terms of Parity Securities from the holders thereof), on a pro rata basis, such amount of shares of PIK Preferred Stock (and
Parity Securities) which is equal to the Excess Proceeds on such date, at a purchase price per share equal to $1,000, plus accrued and unpaid dividends to the payment date.

          (b)  The following terms shall have the following meanings:

               (i) The term "Excess Proceeds" means the Corporation has Net Cash Proceeds (as defined in the Indenture referred to in clause
          (ii) below) from its Asset Sales (as defined in the Indenture) after complying with (A) the provisions of Section 4.10 of the Indenture which require the Company to utilize such proceeds (1) to permanently repay its Senior Indebtedness (as defined in the Indenture) within 12 months of the receipt of such Net Cash Proceeds, (2) to invest such Net Cash Proceeds within such 12 months in Replacement Assets (as defined in the Indenture) or (3) to fund an offer to purchase the Public Notes (as defined in clause (iii) below) (and, if required by the terms of any Indebtedness (as defined in the Indenture) that is pari passu with the Public Notes, from the holders of such pari passu Indebtedness) pursuant to Section 4.10 of the Indenture and (B) the provisions of Section 5 of a certain 8.18% Convertible Subordinated Note due 2012, originally issued on __________, 2002, in $17,641,800 aggregate principal amount, to fund an offer to purchase such note pursuant to such Section 5.

               (ii) The term "Indenture" means the Indenture dated as of July 30, 2001, in respect of the Public Notes.

               (iii) The term "Public Notes" means the Corporation's 9 3/4% Senior Subordinated Notes due 2011, originally issued in $300 million aggregate principal amount.

     11. Sale or Assignment of Shares of PIK Preferred Stock. A holder of shares of PIK Preferred Stock may not sell or assign any shares of PIK Preferred Stock except in a transaction which is entitled to an exception from, or is not subject to the registration requirements of, the Securities Act of 1933 and, before making a sale or assignment of such shares, the holder agrees, by its acceptance hereof, to provide the Corporation with an opinion of counsel satisfactory to the Corporation that such registration is not required.

     12. General Provisions. (a) The term "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual provided that notwithstanding the foregoing, for the purposes only of the provisions of paragraph (f) of Section 5 above, the term "Person" as used in such paragraph means the definition of the term "Person" found in Section 3(a)(9) of the Securities Exchange Act of 1934.

          (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

          (c) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

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

     IN WITNESS WHEREOF, Vanguard Health Systems, Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this __ day of ______, 2002.

                         VANGUARD HEALTH SYSTEMS, INC.

                         By:__________________________
                            Name: Joseph D. Moore
                            Title:Executive Vice President

ATTEST:

__________________________
Name:  Ronald P. Soltman
Secretary

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